Exhibit 16
                                                                     ----------

                           Stephen P. Higgins, C.P.A.
                               67 Dumbarton Drive
                           Huntington, New York 11743
                                 (516) 271-0381
                               FAX (516) 271-0385




                                             March 29, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

         RE:      Sales Online Direct, Inc.
                  (formerly Securities Resolution Advisors, Inc.)
                  File Ref. No. 0-28720

Dear Sirs:

We were previously the principal accountant for Sales Online Direct, Inc. and subsidiaries (formerly Securities Resolution Advisors, Inc.) and, under the date of April 2, 1999, we reported on the consolidated financial statements of Sales Online Direct, Inc. and subsidiaries (formerly Securities Resolution Advisors, Inc.) and as of and for the year ended December 31, 1998. Our appointment as principal accountant was terminated. We have read Sales Online Direct, Inc.?s (formerly Securities Resolution Advisors, Inc.) Statements included under Item 4 of its Form 8-K dated March 28, 2000 and we agree with the comments therein


                                             Very truly yours,

                                             STEPHEN P. HIGGINS, C.P.A.

                                             /s/ Stephen P. Higgins
                                             --------------------------------
                                             Stephen P. Higgins